Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To Directors and Shareholders of Windtec Consulting GmbH:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Windtec Consulting GmbH and its subsidiaries at December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the Consolidated Financial Statements, the Company has restated its 2006 financial statements.

March 23, 2007, except as it relates to Note 2, as to which the date is June 13, 2007

/s/ Aslan Milla	/s/ Detlef Kunz
Aslan Milla	p.p. Detlef Kunz

PwC Wirtschaftsprüfung AG

Wirtschaftsprüfungs- und

Steuerberatungsgesellschaft

ErdbergstraBe 200

A-1030 Vienna

Windtec Consulting GmbH

Consolidated Balance Sheet

(all amounts in EUR)

December 31, 2006
As Restated (1)
ASSETS
Current assets:
Cash and cash equivalents	345,049
Marketable securities	6,193
Accounts receivable, net	2,071,787
Inventory	90,114
Prepaid expenses and other current assets	550,303
Deferred income taxes	396,098

Total current assets	3,459,544
Property, plant and equipment:
Machinery and equipment	1,118,465
Furniture and fixtures	448,122
Leasehold improvements	17,538

1,584,125
Less: accumulated depreciation	(1,016,009)

Property, plant and equipment, net	568,116
Intangible assets	144,123
Less: accumulated amortization	(92,011)

Intangible assets, net	52,112
Deferred income taxes	16,516

TOTAL ASSETS	4,096,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short term borrowings	335,370
Due to American Superconductor Corporation	292,694
Accounts payable and accrued expenses	1,938,010
Income taxes payable	19,794
Obligations under capital leases	23,262
Deferred revenue	97,349

Total current liabilities	2,706,479
Loan	61,000
Retirement plan liabilities	29,335

Total liabilities	2,796,814
Commitments and contingencies (Note 13)
Stockholders’ equity:
Contributed capital	251,685
Retained earnings	1,047,789

Total stockholders’ equity	1,299,474

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	4,096,288

(1)	See Note 2 “Restatement of the Consolidated Financial Statements” to the Consolidated Financial Statements.

The accompanying notes are an integral part of the consolidated financial statements.

Windtec Consulting GmbH

Consolidated Statement of Operations

(all amounts in EUR)

Year ended December 31, 2006
As Restated (1)
Revenues:
Contract revenue	853,450
Product sales	9,316,353

Total revenues	10,169,803
Costs and expenses:
Costs of revenue-contract revenue	(1,300,087)
Costs of revenue-product sales	(5,966,737)
Research and development	(1,409,806)
Selling, general and administrative	(1,037,059)
Settlement of litigation	253,258

Total costs and expenses	(9,460,431)
Operating profit	709,372
Other income	28,005
Interest expense, net	(29,090)

Income before income taxes	708,287
Income tax expense	(176,956)

Net income	531,331

(1)	See Note 2 “Restatement of the Consolidated Financial Statements” to the Consolidated Financial Statements

The accompanying notes are an integral part of the consolidated financial statements.

Windtec Consulting GmbH

Consolidated Statement of Cash Flows

(all amounts in EUR)

Year ended December 31, 2006
As Restated (1)
Cash flows from operating activities:
Net income	531,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	222,455
Deferred income taxes	107,291
Inventory write-down charges	1,847
Loss on disposal of PP&E	643
Cash effects of changes in operating asset and liability accounts:
Accounts receivable	(1,257,210)
Inventory	5,784
Prepaid expenses and other current assets	(464,776)
Accrual for severance payments	(2,720)
Due to American Superconductor Corporation	238,910
Accounts payable and accrued expenses	638,594
Income taxes	19,794
Deferred revenue	97,349

Net cash provided by operating activities	139,292
Cash flows from investing activities:
Purchase of PP&E and intangible assets	(190,607)
Proceeds from the sale of PP&E	1,500
Purchase of marketable securities	(3,116)

Net cash used in investing activities	(192,223)
Cash flows from financing activities:
Shareholders’ contributions	35,000
Short term borrowings	335,370
Increase in loan	12,200

Net cash provided by financing activities	382,570
Net increase in cash and cash equivalents	329,638
Cash and cash equivalents at beginning of period	15,410

Cash and cash equivalents at end of period	345,049

Cash paid:
Interest	29,090
Income taxes	49,871

(1)	See Note 2 “Restatement of the Consolidated Financial Statements” to the Consolidated Financial Statements

The accompanying notes are an integral part of the consolidated financial statements.

Windtec Consulting GmbH

Consolidated Statement of Stockholders’ Equity

(all amounts in EUR)

	Contributed Capital	Retained earnings	Total Stockholders’ Equity
		As Restated (1)	As Restated (1)
Balance at December 31, 2005	216,685	516,458	733,143
Stockholders’ contributions	35,000	—	35,000
Net income	—	531,331	531,331

Balance at December 31, 2006	251,685	1,047,789	1,299,474

(1)	See Note 2 “Restatement of the Consolidated Financial Statements” to the Consolidated Financial Statements

NOTES TO CONSOLIDATED STATEMENTS

Nature of the Business and Operations

Windtec Consulting GmbH (the Company or Windtec) was founded in 1995 as a limited liability company and primarily targets markets outside the United States for its products and services. Our Windtec offerings are well-suited for emerging economies where local manufacturers are needed to meet increasing domestic demands for wind energy systems. Windtec is currently designing wind energy systems for, or licensing wind energy systems to, customers in China, Japan and South Korea, among others.

The Company’s scope of business extends to five major product lines:

1.	Electrical Systems. We provide core electrical systems to manufacturers of wind energy systems. These electrical systems incorporate AMSC’s PowerModule power electronic converters and are installed inside the nacelle of wind energy systems to regulate voltage and control power flows.

2.	Development Contracts. Our Windtec subsidiary designs and develops entire state-of-the-art wind energy systems for manufacturers who are in the business of producing wind energy systems or who plan to enter the business of manufacturing wind energy systems. These customers typically pay us an upfront fee for the development work and provide us with a right of first refusal on the provision of core electrical systems needed to operate the wind energy systems;

3.	Licensed Designs. We license our proprietary wind energy system designs to companies who wish to manufacture such systems. Companies that license our designs typically pay an upfront fee, pay royalties for each system they install, and provide us with a right of first refusal on the provision of core electrical systems needed to operate the wind energy systems;

4.	Service Contracts. We sell service contracts to our customers who purchase our core electrical systems; and

5.	Consulting Services. We sell consulting services to customers who want to improve their wind energy system designs.

2. Restatement of the Consolidated Financial Statements

The Company has restated its consolidated balance sheet as of December 31, 2006 and the related consolidated statements of operations, cash flows and stockholders’ equity for the year then ended as a result of errors related to the Company’s inadvertent failure to account for one of its contracts entered into during fiscal 2006 relating to the development of a prototype. As a consequence, the Company failed to record revenue of €59,904, inventory was overstated by €106,796, and a loss provision of €239,354 has been recorded. The following tables present the effects of the restatement adjustments upon the Company’s previously reported consolidated financial statements:

Consolidated Balance Sheet

(all amounts in EUR)

	December 31, 2006
	As previously reported	Adjustments	As Restated
Current assets:
Accounts receivable, net	2,011,883	59,904	2,071,787
Inventory	196,910	(106,796)	90,114
Deferred income taxes	324,536	71,562	396,098

Total current assets	3,434,874	24,670	3,459,544

Total assets	4,071,618	24,670	4,096,288

Current liabilities:
Accounts payable and accrued expenses	1,698,656	239,354	1,938,010
Total current liabilities	2,467,125	239,354	2,706,479
Total liabilities	2,557,460	239,354	2,796,814
Retained earnings	1,262,473	(214,684)	1,047,789
Total stockholders’ equity	1,514,158	(214,684)	1,299,474

Total liabilities and stockholders’ equity	4,071,618	24,670	4,096,288

Windtec Consulting GmbH

Consolidated Statement of Operations

(all amounts in EUR)

	Year ended December 31, 2006		Year ended December 31, 2006
	As Previously Reported	Adjustments	As Restated
Revenues:
Contract revenue	793,546	59,904	853,450
Total revenues	10,109,899	59,904	10,169,803
Costs and expenses:
Costs of revenue-contract revenue	(842,979)	(457,108)	(1,300,087)
Research and development	(1,520,764)	110,958	(1,409,806)

Total costs and expenses	(9,114,281)	(346,150)	(9,460,431)
Operating profit	995,618)	(286,246)	709,372
Income before income taxes	994,533	(286,246)	708,287
Income tax expense	(248,518)	71,562	(176,956)
Net income	746,015	(214,684)	531,331

Consolidated Statement of Cash Flows

(all amounts in EUR)

	Year ended December 31, 2006		Year ended December 31, 2006
	As Previously Reported	Adjustments	As Restated
Cash flows from operating activities:
Net income	746,015	(214,684)	531,331
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	178,853	(71,562)	107,291
Accounts receivable	(1,197,306)	(59,904)	(1,257,210)
Inventory	(101,012)	106,796	5,784
Accounts payable and accrued expenses	399,242	239,354	638,596

The error had no impact on the Company’s financial statements for the periods prior to January 1, 2006.

3. Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies follows:

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances are eliminated.

Windtec Consulting GmbH and its subsidiaries Windtec Systemtechnik GmbH and Windtec Engineering GmbH were under common control until September 2006, when the shares of the latter two companies were transferred to Windtec Consulting GmbH by the common shareholder. As this represents a transaction under common control under the provisions of APB Opinion No. 16, “Business Combinations”, in conjunction with SFAS No. 141, “Business Combinations”, it was not treated as a business combination, but instead the assets and liabilities were transferred to Windtec Consulting GmbH at their carrying amounts. The financial statements are presented as of the beginning of the period as though the assets and liabilities had been transferred at that date.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with current maturities of three months or less to be cash equivalents. Cash equivalents consist principally of money market accounts.

Marketable Securities

The Company determines the appropriate classification of its marketable securities at the time of purchase and re-evaluates such classification as of each balance sheet date, in accordance with the

Statement of Financial Accounting Standards (SFAS) No. 115, “Accounting for Certain Investments in Debt and Equity Securities” issued by the Financial Standards Accounting Board (FASB). All marketable securities are considered available-for-sale and are carried at fair value. Fair values are based on quoted market prices. The unrealized gains and losses related to these securities are included in accumulated other comprehensive income (loss). When securities are sold, the cost is determined based on the specific identification method and realized gains and losses are included in investment income.

Accounts Receivable

The Company’s accounts receivable are comprised of amounts owed by commercial companies. The Company does not require collateral or other security to support customer receivables.

Due to scheduled billing requirements specified under certain contracts, a portion of the Company’s accounts receivable balance at December 31, 2006 was unbilled. The Company expects most of the unbilled balance at December 31, 2006 to be billed by the first quarter of the fiscal year ending December 31, 2007. At December 31, 2006, the Company had three customers that represented approximately 36%, 32% and 25% of the total accounts receivable balance.

Inventories

Inventories are stated at the lower of cost or market. Amounts are removed from inventory on a first-in first-out basis.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The Company accounts for depreciation using the straight-line method to allocate the cost of property, plant and equipment over their estimated useful lives as follows:

Asset classification	Estimated useful life
Machinery and equipment	3-10 years
Furniture and fixtures	4-10 years
Leasehold improvements	8 years

Expenditures for maintenance and repairs are expensed as incurred. Upon retirement or other disposition of assets, the costs and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in income.

Depreciation expense was EUR 169,084 for the fiscal year ended December 31, 2006.

Intangible Assets

Intangible assets consist exclusively of self developed computer software for sale and are carried at cost less accumulated amortization. The Company accounts for amortization using the straight-line method to allocate the cost of intangible assets over their estimated useful lives of 2 years.

Amortization expense was EUR 53,371 for the fiscal year ended December 31, 2006.

Accounting for Impairment of Long-Lived Assets

The Company periodically evaluates its long-lived assets for potential impairment under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company performs these evaluations whenever events or circumstances suggest that the carrying amount of an asset or group of assets is not recoverable. The Company’s judgments regarding the existence of impairment indicators are based on market and operational performance. Indicators of potential impairment include:

•	a significant change in the manner in which an asset is used;

•	a significant decrease in the market value of an asset;

•	a significant adverse change in its business or the industry in which it is sold;

•	a current period operating cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the asset; and

•	significant advances in the Company’s technologies that require changes in the manufacturing process.

If the Company believes an indicator of potential impairment exists, it tests to determine whether impairment recognition criteria in SFAS No. 144 have been met. To analyze a potential impairment, the Company projects undiscounted future cash flows expected to result from the use and eventual disposition of the asset or primary asset in the asset group over its remaining useful life. If these projected cash flows are less than the carrying amount, an impairment loss is recognized in the Consolidated Statements of Operations based on the difference between the carrying value of the asset or asset group and its fair value. Evaluating the impairment requires judgment by the Company’s management to estimate future operating results and cash flows. If different estimates were used, the amount and timing of asset impairments could be affected.

No impairment of long-lived assets occurred in 2006.

Revenue Recognition and Deferred Revenue

The Company recognizes revenue from product sales when delivery has occurred, so that ownership and risk taking have been transferred to the buyer, provided persuasive evidence of an arrangement exists, the sales price is fixed or determinable and collectibility is reasonably assured. Customer deposits received in advance of revenue recognition are recorded as deferred revenue until delivery has occurred.

For contracts to perform services to customers, the Company recognizes revenues using the proportionate performance model under SAB 104, “Revenue recognition”, measured by the relationship of costs incurred to total estimated contract costs. For contracts to construct a tangible product, the Company records revenues using the percentage of completion method, measured by the relationship of costs incurred to total estimated contract costs. The Company uses the percentage of completion revenue recognition method when an arrangement meets all of the criteria in Statements of Position 81-1, “Accounting for Performance of Construction Type and Certain Production Type Contracts.” The Company follows these methods since reasonably dependable estimates of the revenues and costs applicable to various stages of a contract can be made. However, the ability to reliably estimate total costs at completion is challenging, and could result in future changes in contract estimates. Since some contracts extend over a longer period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable to prior-period performance in the current period. Recognized revenues and profit or loss are subject to revisions as the contract progresses to completion. Revisions in profit or loss estimates are charged to income in the period in which the facts that give rise to the revision become known. For a contract on which a loss is anticipated, the entire anticipated loss is recognized as soon as the loss becomes probable.

The Company usually provides product warranty in connection with agreements for product sales. Warranty periods commenced from either the date of commissioning and/or the date of delivery and range between 12 and 36 months. Warranty provisions are accrued based on actual claims and historical experience gained on product sales transactions.

For the fiscal year ended December 31, 2006, the Company had two customers that represented approximately 66% and 26% of total revenue, respectively.

Research and Development Costs

Research and development costs are expensed as incurred unless the requirements as defined in SFAS 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or otherwise Marketed” are fulfilled in respect of computer software development activities, i.e. costs of producing product masters incurred subsequent to establishing technological feasibility are being capitalized as intangible assets.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each fiscal year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized. The Company presently has not provided a valuation allowance since the Company believes that it is more likely than not that its deferred tax assets will be realized.

Foreign Currency Translation

The functional currency of the Company and its subsidiaries is the Euro. Foreign currency transaction gains and losses are included in the net income/(loss) and have not been material to date.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates and would impact future results of operations and cash flows.

Comprehensive Income

The Company reports comprehensive income/(loss) in accordance with Statements of Financial Accounting Standard No. 130, “Reporting Comprehensive Income”. The Company’s comprehensive income for the fiscal year 2006 does not differ from the reported net income.

Disclosure of Fair Value of Financial Instruments

The Company’s financial instruments mainly consist of cash and cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses and long term debt. The carrying amounts of its cash equivalents and marketable securities, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these instruments. The long term debt consists of a subsidized loan, which is due 15 months after the end of fiscal 2006, therefore its carrying amount also approximates fair value.

4. Accounts Receivable

Accounts receivable from customers at December 31, 2006 consist of the following:

As Restated EUR
Accounts receivables (billed)	1,933,150
Accounts receivables (unbilled)	138,637

Total	2,071,787

No allowance for doubtful accounts is considered necessary as of December 31, 2006.

Accounts receivable up to a maximum amount of EUR 1,370,000 have been assigned as collateral for lines of credit amounting to EUR 685,000 provided by Bank Austria Creditanstalt AG.

5. Inventory

Inventories at December 31, 2006 can be analyzed as follows:

As Restated EUR
Raw materials	84,114
Finished goods	6,000

Total	90,114

Inventory write-downs to net realizable value amounting to EUR 1,847 were recorded in fiscal year 2006.

6. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at December 31, 2006 consist of the following:

EUR
VAT receivables from tax authorities	494,333
Prepaid expenses	19,844
Other receivables	36,126

Total	550,303

7. Intangible Assets

The estimated aggregate amortization expense for each of the five succeeding fiscal years is set out below:

EUR
2007	33,422
2008	18,690
2009	0
2010	0
2011	0

8. Short term borrowings

On December 21, 2006 the Company entered into a collateralized borrowing contract amounting to EUR 335,370. Repayment of this amount has to occur by February 2007, the applicable interest rate is one-month-EURIBOR plus 1.5%. The borrowing is collateralized by a trade receivable of the same amount, which itself is guaranteed by Österreichische Kontrollbank AG with a 10% retention. The borrowing was repaid in full in February 2007.

Unused lines of credits amounting to EUR 685,000 are available until August 31, 2007, an amount of EUR 585,000 is available until June 30, 2010.

9. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 2006 consist of the following:

As Restated EUR
Trade accounts payable	838,126
VAT payable	257,941
Payroll taxes	50,817
Accrued vacation and overtime	299,806
Accrual for warranties	118,290
Accrual for contract loss	239,354
Others	133,676

Total	1,938,010

EUR
Accrual for warranties at start of period	0
Increase in accrual (warranties issued during period)	118,290

Accrual for warranties at ending of period	118,290

10. Loan

The long term loan of EUR 61,000 bears interest at 2% and is due for repayment on March 31, 2008.

11. Gain on settlement of litigation

According to the arbitral award of the ICC (International Chamber of Commerce) as of July 10, 2003 the Company was required to pay to a customer EUR 329,783 of the jurisdictional amount, together with penalty interest of EUR 36,457 and litigation costs of EUR 117,032. The Company appealed the legal decision and a mutual agreement was finally reached in November 2006, in terms of which the Company had to pay EUR 260,000 in full and final settlement of the dispute. The reversal of the over-accrual (EUR 253,258) is disclosed in the consolidated statement of operations under “Gain on settlement of litigation”.

12. Income Taxes

Income tax expense for the fiscal year 2006 comprises:

As Restated EUR
Current tax expense	69,665
Deferred tax expense	107,291

Total	176,956

The income tax expense is fully attributable to continuing operations.

There are no significant reconciling items between the reported amount of income tax expense attributable to continuing operations (effective income tax rate) and the amount of income tax expense that would result from applying the Austrian federal tax rate of 25% (statutory income tax rate) to income before taxes.

The principal components of the Company’s deferred tax assets and liabilities at December 31, 2006 consist of the following:

As Restated EUR
Deferred tax assets related to:
Net operating loss carryforward	302,683
Contract accounting	70,642
Fixed assets and intangibles	15,620
Accrual for warranties	29,573
Accrual for severance payments	896

Total deferred tax assets	419,414
Valuation allowances	0

Net deferred tax assets	419,414

Deferred tax liabilities related to:
Accounts payable	(6,800)

Total deferred tax liabilities	(6,800)

Deferred tax assets, net	412,614

At December 31, 2006 the Company records net operating loss carryforwards available for Austrian income tax purposes of approximately EUR 1,210,731 which can be carried forward indefinitely.

Consolidation of taxable income

Beginning in 2006, the Company uses the tax advantage of a group taxation regime that allows parent and subsidiaries to consolidate their taxable income. Due to the implemented group taxation, Windtec Consulting GmbH could utilize tax loss from the entity Windtec Engineering GmbH. The tax effects were allocated with 100% to the entities according to the contract (“Gruppenbesteuerungsvertrag”).

13. Commitments and Contingencies

The Company rents its headquarters in Klagenfurt, Austria, under an operating lease, which can be terminated by either party as per every mid year and end year. Furthermore, the Company rents additional facilities in Ebenthal, Austria, under an operating lease agreement that expires on June 30, 2008.

Rent expense under operating leases amounts to EUR 78,884 in fiscal year 2006.

Minimum future lease commitments at December 31, 2006 are as follows:

Year ended December 31,	EUR
2007	67,169
2008	3,050
2009	—
2010	—
2011 and beyond	—

Total	70,219

The company leased a motor vehicle under capital lease in November 2006. Acquisition costs amount to EUR 23,680. Current year accumulated depreciation amounts to EUR 789.

On December 21, 2006 the Company sold a trade receivable amounting to EUR 335,370 to Bank Austria Creditanstalt AG. The transaction represents a financing arrangement rather than a factoring arrangement since both the liquidity and bad debt risks are being retained by the Company (also refer to Note 8).

In terms of a royalty agreement dated December 1, 2006 the Company is required to pay a royalty of EUR 100,000 per annum to its managing director in consideration of the assignment of patents as set out in the patent assignment agreement dated December 6, 2006, which is attached as schedule 1 of exhibit A to the aforementioned royalty agreement.

14. Employee Benefit Plans

Employees of Austrian companies are entitled to receive severance payments upon termination of their employment or on reaching normal retirement age. The entitlements depend on years of service and final compensation levels. Although these obligations are partly funded for tax reasons, these instruments do not qualify as plan assets.

Accruals for severance and retirement payments are calculated according to the projected unit credit method. Actuarial gains and losses are recorded in income when incurred.

The changes in the provision during the year are as follows:

EUR
Project benefit obligation (PBO) at start of period	32,055
Service cost	6,553
Interest cost	1,282
Severance payments	—
Actuarial (gain) loss for the period	(10,556)

PBO at end of period = accrued liability	29,335

EUR
Service cost	6,554
Interest cost	1,282
Actuarial gain	(10,556)

Net periodic severance income	(2,720)

Actuarial assumptions:
Discount rate	4%
Retirement age: female/male	60/65

The benefits expected to be paid in the next five fiscal years amount to:

EUR
2007	11,665
2008	0
2009	0
2010	0
2011	12,293

The Company’s contributions to the defined contributions plan amount to EUR 20,096 in the fiscal year 2006. The Company does not have any stock-based compensation plan.

15. Financial Instruments

The Company uses financial instruments in the normal course of its business, excluding derivative financial instruments.

Concentration of Credit Risk

Financial instruments with potential credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with one financial institution. Concentrations of credit risk with respect to receivables are generally limited due to the dispersion across some countries. Additionally trade receivable are guaranteed by Österreichische Kontrollbank AG with a 10% retention.

16. New Accounting Pronouncements

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not anticipate the adoption will have a material impact on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (“FAS 157”). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of FAS 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

17. Subsequent Event

Effective January 5, 2007 the Company was acquired by American Superconductor Corporation (AMSC), an American energy technologies company based in Westborough, Massachusetts.

18. Related Parties Transactions

In the fiscal year 2006, the Company’s managing director received license fees amounting to EUR 87,997 from the Company for granting the right to use certain technology.

American Superconductor Corporation (AMSC) supplied electrical components to the Company. The liability as of December 31, 2006 to AMSC amounted to EUR 292,694.